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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-91401 of First Security Corporation on Form S-4 of our report dated February 24, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
February 11, 2000